Exhibit 10.2
AMENDMENT NO. 1 TO
DISTRIBUTION AGREEMENT
     THIS AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT (this “Amendment No. 1”), effective as of January 1, 2006 (the “Amendment Effective Date”), is entered into between FISHER SCIENTIFIC COMPANY L.L.C., a Delaware limited liability company represented by its FISHER HEALTHCARE division, (“FHC”), having a place of business at 9999 Veterans Memorial Drive, Houston, Texas 77038, and BIOSITE INCORPORATED, a Delaware corporation (“Biosite”), having a place of business at 9975 Summers Ridge Road, San Diego, California 92121. Capitalized terms not defined herein shall have the meanings set given to them in the Agreement.
RECITALS
     A. The parties have entered into a Distribution Agreement effective as of January 1, 2006 (the “Agreement”).
     B. The parties now desire to amend the Agreement in certain respects on the terms and conditions set forth below.
     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties amend the Agreement and otherwise agree as follows:
     1. Amendments.
          1.1 Notwithstanding anything to the contrary in the Agreement, including without limitation Sections 2(c) and 2(d), the “Territory” shall exclude Puerto Rico and the US Virgin Islands.
     Accordingly, the first sentence of Section 2(c) is hereby amended and restated to read as follows:
     “The “Territory” consists of two segments in the United States and its territories (excluding Puerto Rico and the US Virgin Islands): (1) the “Hospital Medical Segment”, and (2) the “Physician Medical Segment.”
     In addition, in the fourth sentence of Section 2(d), each reference to the phrase “United States and its territories (including without limitation, Puerto Rico” shall be hereafter replaced with the phrase “United States and its territories (excluding Puerto Rico and the US Virgin Islands)”.
          1.2 Notwithstanding anything to the contrary in the Agreement, except with respect to sales to customers in the Territory who have purchased any of the Products listed on the attached Exhibit A (the “SOB Products”) on or prior to March 31, 2006 ( “Pre-existing SOB Product Customers”), the SOB Products shall be considered Increased Margin Products in the Territory, and the “first sale of such Product by Biosite to FHC” under the Agreement shall be deemed to have occurred on the Effective Date. For the avoidance of doubt any sales of SOB

Products to Pre-existing SOB Product Customers, at any time, shall be deemed sales of Cardiac Products as originally contemplated by the Agreement and the GSMR for sales of such Cardiac Products shall be 11%. By not later than April 30, 2006, Biosite and Fisher shall mutually agree to a list of those Pre-existing SOB Product Customers based on their respective business records.
     2. Miscellaneous.
          2.1 Continuing Effect. This Amendment No. 1 shall be effective for all purposes as of the Amendment Effective Date. Except as otherwise expressly modified by this Amendment No. 1, the Agreement shall remain in full force and effect in accordance with its terms.
          2.2 Governing, Laws. This Amendment No. 1 shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.
          2.3 Counterparts. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.
     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their respective duly authorized officers as of the Amendment Effective Date.

BIOSITE INCORPORATED		FISHER SCIENTIFIC COMPANY L.L.C.

By:	/s/ Robert B. Anacone	By:	/s/ Kirk Kimler

Title:	Sr VP, WW Marketing and Sales	Title:	President & General Manager

EXHIBIT A
SOB PRODUCTS

Catalog
Number	Product	Size	List Price
97300	Triage ProfilER SOB Panel	25 tests	$1,175.00
97301	Triage ProfilER SOB Control Set (2x1)		$ 100.00
97303	Triage ProfilER SOB Control Set (5x1)		$ 100.00
97305	Triage ProfilER SOB Calibration Verification Samples		$ 80.00

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